                             Policy Number  SPECIMEN

                      Insured  JOHN DOE

    Initial Specified Amount  $100,000         Date of Issue    OCTOBER 15, 1999

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
     A Stock Company     Home Office Location:  Fort Wayne, Indiana

                Administrator Mailing Address:  The Lincoln National Life
                                                  Insurance Company
                                                350 Church Street
                                                Hartford, CT 06103-1106


The Lincoln National Life Insurance Company ("Lincoln Life") agrees to pay the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the Insured's death during the continuance of the policy. Such payment shall be made as provided under GENERAL PROVISIONS, PAYMENT OF PROCEEDS. Lincoln Life further agrees to pay the Surrender Value to the Owner upon surrender of the policy.

RIGHT TO EXAMINE THE POLICY. The policy may be returned to the insurance agent through whom it was purchased or to Lincoln Life within 10 days after receipt of the policy (20 days after its receipt where required by law for policies issued in replacement of other insurance). During this period (the "Right-to-Examine Period"), any premium paid will be placed in the Money Market Fund and, if the policy is so returned, it will be deemed void from the Date of Issue and Lincoln Life will refund all premium paid. If the policy is not returned, the premium payment will be processed as set forth in PREMIUM AND REINSTATEMENT PROVISIONS, ALLOCATION OF NET PREMIUM PAYMENTS.

ANY BENEFITS AND VALUES PROVIDED BY THE POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT PROCEEDS ON THE DATE OF ISSUE EQUAL THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT PROCEEDS MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER INSURANCE COVERAGE PROVISIONS.

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, the policy is executed by Lincoln Life as of the Date of Issue.



                                               /s/ [Illegible]
         Registrar                                PRESIDENT



                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

  Non-Participating Variable life insurance payable upon death of the Insured.
                            Adjustable Death Benefit.
              Surrender Value payable upon surrender of the policy.
         Flexible premiums payable to when the Insured reaches Age 100.
                Investment results reflected in policy benefits.
       Premium Payments and Supplementary Coverages as shown in the Policy
                                 Specifications.

     LN680

                                TABLE OF CONTENTS

                                                                            PAGE

Policy Specifications .......................................................  3

Schedule 1: Surrender Charges ...............................................  5

Schedule 2: Expense Charges and Fees ........................................  6

Schedule 3: Table of Guaranteed Maximum Cost of Insurance Rates Per $1,000 ..  7

Schedule 4: Corridor Percentages Table ......................................  8

Definitions .................................................................  9

Premium and Reinstatement Provisions ........................................ 11

Ownership, Assignment and Beneficiary Provisions ............................ 12

Variable Account Provisions ................................................. 13

Policy Values Provisions .................................................... 14

Transfer Privilege Provision ................................................ 16

Nonforfeiture and Surrender Value Provisions ................................ 17

Loan Provisions ............................................................. 18

Insurance Coverage Provisions ............................................... 19

General Provisions .......................................................... 21


Followed by Optional Methods of Settlement and Any Riders

*Page 4 is intentionally "blank."


LN680                                                                          2

                              POLICY SPECIFICATIONS

                             Policy Number  SPECIMEN

                   Insured  JOHN DOE
  Initial Specified Amount  $100,000       Date of Issue  OCTOBER 15, 1999
  Minimum Specified Amount  $100,000           Issue Age  35
   Monthly Anniversary Day  15             Premium Class  STANDARD

LN660 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

BENEFIT AMOUNT:        See Initial Specified Amount

DEATH BENEFIT OPTION:  Death Benefit Option is 1. (See INSURANCE COVERAGE
                       PROVISIONS.)

PREMIUM PAYMENTS:      Initial premium paid with application $715.00
                       Planned Premium $715.00
                       Additional premium payments may vary by frequency or amount.

PAYMENT MODE:          ANNUALLY

NO LAPSE PREMIUM:      A payment of at least $52.61 is due as of the Date of
                       Issue and each Monthly Anniversary Day during the first
                       10 policy years thereafter to guarantee the policy will not lapse during those years. All or a portion of the remaining monthly premiums can be paid in advance at any time. (For example, 12 times this amount could be paid at the beginning of a Policy Year to satisfy the requirements for that Policy Year. The No Lapse
                       Provision applies to the first 10 Policy Years only.
                       See PREMIUM AND REINSTATEMENT PROVISIONS, NO LAPSE
                       PROVISION.)

NOTE: Except during years when the No Lapse Provision is in effect, the policy will terminate before the Insured reaches Age 100 if the actual premiums paid and investment experience are insufficient to continue coverage to such a date.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: All allocations of Net Premium Payments must be made in whole percentages and in aggregate must total 100%. Premium Payments will be allocated net of the Premium Load specified in SCHEDULE 2.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT: Transfers from the Fixed Account shall be made only within the 30 day period after an anniversary of the Date of Issue. The amount of all such transfers in any such 30 day period shall not exceed 20% of the Fixed Account Value as of the immediately preceding anniversary of the Date of Issue. Lincoln Life may limit the dollar amount of such transfers. (SEE TRANSFER PRIVILEGE PROVISION.)


LN680                                                                          3

                              POLICY SPECIFICATIONS

                             Policy Number  SPECIMEN

                    Insured  JOHN DOE
   Initial Specified Amount  $100,000          Date of Issue  OCTOBER 15, 1999
   Minimum Specified Amount  $100,000              Issue Age  35
    Monthly Anniversary Day  15                Premium Class  STANDARD


OWNER
The Insured

BENEFICIARY
Jane Doe, Wife, if surviving the Insured


LN680                                                                  3A-1 of 1

                          THIS PAGE INTENTIONALLY BLANK

                          SCHEDULE 1: SURRENDER CHARGES

The charge assessed upon full surrender of the policy will be the lesser of the Surrender Charge shown of the then current Net Accumulation Value. Upon either a partial surrender or a decrease in Specified Amount, no surrender charge is applied. An additional surrender charge table will apply to each increase in Specified Amount permitted by Lincoln Life. The additional table will apply as of the date of the increase.

                                                SURRENDER CHARGE AS OF
                    POLICY YEAR                BEGINNING OF POLICY YEAR
                    -----------                ------------------------
                        1                             $2,450.60
                        2                             $2,367.70
                        3                             $2,281.60
                        4                             $2,192.20
                        5                             $2,099.50
                        6                             $2,003.10
                        7                             $1,903.10
                        8                             $1,799.30
                        9                             $1,691.40
                       10                             $1,579.40
                       11                             $1,462.80
                       12                             $1,341.50
                       13                             $1,215.20
                       14                             $1,083.80
                       15                               $946.70
                       16 and thereafter                  $0.00

The procedures for full and partial surrenders and the imposition of surrender charges for full surrenders are described in greater detail in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

A transaction fee of the lesser of $25 or 2% of the amount surrendered is assessed for each partial surrender and will be processed as set forth in NONFORFEITURE AND SURRENDER VALUE PROVISIONS, PARTIAL SURRENDER.


LN680                                                                          5

                      SCHEDULE 2: EXPENSE CHARGES AND FEES

PREMIUM LOAD. Lincoln Life will deduct a Premium Load of 5.0% from each premium payment.

MONTHLY ADMINISTRATIVE FEE. A Monthly Deduction is made on each Monthly Anniversary Day from the Net Accumulation Value. (See POLICY VALUES PROVISIONS. MONTHLY DEDUCTION.) The Monthly Deduction includes an administrative fee charge, Cost of Insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee consists of; (a) a fee of $10.00 per month during each Policy Year; (b) a monthly charge per $1,000 of Initial Specified Amount for the first 24 months from the Date of Issue, and (c) a monthly charge per $1,000 for any increase in Specified Amount for the 24 months following the date of increase. The charge(s) described in (b) and (c) will be determined using the table below and will be based on the Insured's Age at the Date of Issue and at the date of any increase in Specified Amount.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE SUB-ACCOUNTS. Lincoln Life imposes a mortality and expense risk ("M&E") charge, which is calculated as a percentage of the value of the Variable Sub-Accounts. The M&E charge is deducted from each Variable Sub-Account at the end of each Valuation Period. This charge is equal to an annual rate of .90% of a Variable Sub-Account's value during Policy Years 1 through 19, and .20% during the 20th and later Policy Years.

Fund operating expenses may be deducted by each Fund as set forth in its prospectus.

TRANSFER FEE. A transaction fee of $25 may be applied by Lincoln Life to each transfer request in excess of 12 made during any Policy Year. A single transfer request, either in Writing or by telephone, may consist of multiple transactions.

               EXPENSE                    EXPENSE                    EXPENSE
               CHARGE                     CHARGE                      CHARGE
    AGE      PER $1,000      AGE        PER $1,000          AGE     PER $1,000
------------------------    ------------------------    -----------------------
   0-12         0.0158        46          0.0950             65       0.2158
    13          0.0200        47          0.0992             66       0.2242
    14          O.0242        48          0.1033             67       0.2325
  15-30         0.0283        49          0.1075             68       0.2408
------------------------    ------------------------    -----------------------
    31          0.0325        50          0.1117             69       0.2492
    32          0.0367        51          0.1158             70       0.2575
    33          0.0408        52          0.1200             71       0.2658
    34          0.0450        53          0.1242             72       0.2742
    35          0.0492        54          0.1283             73       0.2825
------------------------    ------------------------    -----------------------
    36          0.0533        55          0.1325             74       0.2908
    37          0.0575        56          0.1408             75       0.2992
    38          0.0617        57          0.1492             76       0.3200
    39          0.0658        58          0.1575             77       0.3408
    40          0.0700        59          0.1658             78       0.3617
------------------------    ------------------------    -----------------------
    41          0.0742        60          0.1742             79       0.3825
    42          0.0783        61          0.1825             80       0.4033
    43          0.0825        62          0.1908             81+      0.4242
    44          0.0867        63          0.1992
    45          0.0908        64          0.2075
------------------------    ------------------------     -----------------------

         SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE:    The monthly Cost of Insurance Rate charged under the policy varies based on the sex, Age, duration and premium class of the person insured, but will not exceed the rates shown in the table below. However, In determining the Guaranteed Maximum
                 Cost of Insurance Rates, Lincoln Life will add to the rates below the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the POLICY SPECIFICATIONS. If the person insured is in a rated premium class, the Guaranteed Maximum Cost of Insurance Rates will be those in the table multiplied by the Risk Factor, if any, shown In the POLICY SPECIFICATIONS. The rates below are based on the 1980 CSO Tables (Male or Female as appropriate).


           MALE         FEMALE              MALE           FEMALE                MALE      FEMALE
          MONTHLY      MONTHLY             MONTHLY        MONTHLY               MONTHLY   MONTHLY
   AGE     RATE         RATE         AGE    RATE           RATE         AGE      RATE      RATE
--------------------------------  ---------------------------------    ----------------------------
    0     0.34845     0.24089        35      0.17586      0.13752        70    3.30338  1.84590
    1     0.08917     0.07251        36      0.18670      0.14669        71    3.62140  2.02325
    2     0.08251     0.06750        37      0.20004      0.15752        72    3.98666  2.24419
    3     0.08167     0.06584        38      0.21505      0.17003        73    4.40599  2.51548
    4     0.07917     0.06417        39      0.23255      0.18503        74    4.87280  2.83552
--------------------------------  ---------------------------------    ----------------------------
    5     0.07501     0.06334        40      0.25173      0.20171        75    5.37793  3.19685
    6     0.07167     0.06084        41      0.27424      0.22005        76    5.91225  3.59370
    7     0.06667     0.06000        42      0.29675      0.23922        77    6.46824  4.01942
    8     0.06334     0.05834        43      0.32260      0.25757        78    7.04089  4.47410
    9     0.06167     0.05750        44      0.34929      0.27674        79    7.64551  4.97042
--------------------------------  ---------------------------------    ----------------------------
   10     0.06084     0.05667        45      0.37931      0.29675        80    8.30507  5.52957
   11     0.06417     0.05750        46      0.41017      0.31677        81    9.03761  6.17118
   12     0.07084     0.06000        47      0.44353      0.33761        82    9.86724  6.91414
   13     0.08251     0.06250        48      0.47856      0.36096        83   10.80381  7.77075
   14     0.09584     0.06667        49      0.51777      0.38598        84   11.82571  8.72632
--------------------------------  ---------------------------------    ----------------------------
   15     0.11085     0.07084        50      0.55948      0.41350        85   12.91039  9.76952
   16     0.12585     0.07501        51      0.60870      0.44270        86   14.03509 10.89151
   17     0.13919     0.07917        52      0.66377      0.47523        87   15.18976 12.08770
   18     0.14836     0.08167        53      0.72636      0.51276        88   16.36948 13.35774
   19     0.15502     0.08501        54      0.79730      0.55114        89   17.57781 14.70820
--------------------------------  ---------------------------------    ----------------------------
   20     0.15836     0.08751        55      0.87326      0.59118        90   18.82881 16.15259
   21     0.15919     0.08917        56      0.95591      0.63123        91   20.14619 17.71416
   22     0.15752     0.09084        57      1.04192      0.66961        92   21.57655 19.43814
   23     0.15502     0.09251        58      1.13378      0.70633        93   23.20196 21.40786
   24     0.15169     0.09501        59      1.23235      0.74556        94   25.28174 23.83051
--------------------------------  ---------------------------------    ----------------------------
   25     0.14752     0.09668        60      1.34180      0.78979        95   28.27411 27.16158
   26     0.14419     0.09918        61      1.46381      0.84488        96   33.10677 32.32378
   27     0.14252     0.10168        62      1.60173      0.91417        97   41.68475 41.21204
   28     0.14169     0.10501        63      1.75809      1.00267        98   58.01259 57.81394
   29     0.14252     0.10835        64      1.93206      1.10539        99   83.33333 83.33333
--------------------------------  ---------------------------------    ----------------------------
   30     0.14419     0.11251        65      2.12283      1.21731
   31     0.14836     0.11668        66      2.32623      1.33511
   32     0.15252     0.12085        67      2.54312      1.45461
   33     0.15919     0.12502        68      2.77350      1.57247
   34     0.16669     0.13168        69      3.02328      1.69955
--------------------------------  ---------------------------------

                     SCHEDULE 4: CORRIDOR PERCENTAGES TABLE

As of the Date of Issue of this policy the formula In effect to determine the amount under item (ii) of INSURANCE COVERAGE PROVISIONS: DEATH BENEFIT PROCEEDS is based on a percent of the Accumulation Value as determined from the following table:

                     CORRIDOR                                 CORRIDOR
    AGE             PERCENTAGE              AGE              PERCENTAGE
-----------         ----------           ---------           ----------
    0-40               250%                 70                  115%
    41                 243                  71                  113
    42                 236                  72                  111
    43                 229                  73                  109
    44                 222                  74                  107
-----------         ----------           ---------           ----------
    45                 215                  75                  105
    46                 209                  76                  105
    47                 203                  77                  105
    48                 197                  78                  105
    49                 191                  79                  105
-----------         ----------           ---------           ----------
    50                 185                  80                  105
    51                 178                  81                  105
    52                 171                  82                  105
    53                 164                  83                  105
    54                 157                  84                  105
-----------         ----------           ---------           ----------
    55                 150                  85                  105
    56                 146                  86                  105
    57                 142                  87                  105
    58                 138                  88                  105
    59                 134                  89                  105
-----------         ----------           ---------           ----------
    60                 130                  90                  105
    61                 128                  91                  104
    62                 126                  92                  103
    63                 124                  93                  102
    64                 122                  94                  101
-----------         ----------           ---------           ----------
    65                 120                  95                  100
    66                 119                  96                  100
    67                 118                  97                  100
    68                 117                  98                  100
    69                 116                  99                  100
-----------         ----------           ---------           ----------

                                   DEFINITIONS

ACCUMULATION VALUE. The sum of (i) the Fixed Account value, (II) the Variable Account value, and (iii) the Loan Account value under the policy.

ADMINISTRATOR MAILING ADDRESS. The Administrator Mailing Address for the policy is indicated on the front cover.

AGE. The age of the Insured at her or his nearest birthday.

COST OF INSURANCE. See POLICY VALUES PROVISIONS, COST OF INSURANCE.

COST OF INSURANCE RATES. This term is defined in SCHEDULE 3.

DATE OF ISSUE. The date from which Policy Years, Policy Anniversaries, and Age are determined. The Date of Issue is shown in the POLICY SPECIFICATIONS.

DEATH BENEFIT PROCEEDS. The amount payable to the Beneficiary upon death of the Insured In accordance with (a) the Death Benefit Option elected, and (b) GENERAL PROVISIONS, PAYMENT OF PROCEEDS. The two Death Benefit Options are described in INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS.

DUE PROOF OF DEATH. A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to Lincoln Life.

FIXED ACCOUNT. The account under which principal is guaranteed and interest is credited at a rate of not less than 4% per year. (See POLICY VALUES PROVISION, INTEREST CREDITED UNDER FIXED ACCOUNT.) Fixed Account assets are general assets of Lincoln Life and are held in Lincoln Life's general account.

FUND(S). The Funds in the Variable Sub-Account portfolios to which the Owner may allocate Net Premium Payments or transfer and in THE SHARES OF which such allocations shall be invested. Each Fund is an open-end management investment company registered under the 1940 Act.

GRACE PERIOD. See PREMIUM AND REINSTATEMENT PROVISIONS, GRACE PERIOD.

IN WRITING. With respect to any notice to Lincoln Life, this term means a written form satisfactory to Lincoln Life and received by it at the Administrator Mailing Address. With respect to any notice by Lincoln Life to the Owner, any assignee or other person, this term means written notice by ordinary mail to such person at the most recent address in Lincoln Life's records.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed and/or Variable Sub-Accounts. The Loan Account is part of Lincoln Life's general account.

MONTHLY ANNIVERSARY DAY. The Day of the month, as shown in the POLICY SPECIFICATIONS, when Lincoln Life makes the Monthly Deduction, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that month.

MONTHLY DEDUCTION. The Monthly Deduction is made from the Net Accumulation Value; this deduction includes the Cost of Insurance, an administrative expense charge and charges for supplemental riders or benefits, if applicable. (See POLICY VALUES PROVISIONS, MONTHLY DEDUCTION.) The first Monthly Deduction is made as of the Date of Issue. Monthly Deductions occur thereafter on each Monthly Anniversary Day.

MORTALITY AND EXPENSE RISK (M&E) RATE. A daily rate assessed by Lincoln Life as a percentage of the value of the Variable Sub-Accounts for its assumption of mortality and expense risks. The M&E Rate is specified in SCHEDULE 2.

NET ACCUMULATION VALUE. The Accumulation Value less the Loan Account Value.

NET PREMIUM PAYMENT. The portion of a premium payment, after deduction of the Premium Load as specified in SCHEDULE 2, available for allocation to the Fixed and/or Variable Sub-Accounts.

1940 ACT. The Investment Company Act of 1940, as amended.

NO LAPSE PREMIUM. The premium required to be paid to guarantee the policy will not lapse during the first 10 policy years. (See PREMIUM AND REINSTATEMENT PROVISIONS. NO LAPSE PROVISION.)

NYSE. New York Stock Exchange.

POLICY ANNIVERSARY. The day of the year the policy was issued, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that year.

POLICY YEAR. Each twelve-month period, beginning on the Date of Issue, during which the policy is in effect.

RIGHT-TO-EXAMINE PERIOD. See RIGHT TO EXAMINE THE POLICY, on the Cover of the policy.

SEC. The Securities and Exchange Commission.

SPECIFIED AMOUNT. The Specified Amount is shown in the Policy Specifications or in subsequent Policy Specifications, if later changed. The Specified Amount is chosen by the Owner and used in determining the amount of the Death Benefit Proceeds. It may be increased or decreased as described in INSURANCE COVERAGE PROVISIONS; CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTIONS.

SUB-ACCOUNT. The Investment options available under this policy, including Variable Sub-Accounts and the Fixed Account.

SURRENDER VALUE. See NONFORFEITURE AND SURRENDER VALUE PROVISIONS. SURRENDER VALUE.

VALUATION DAY. Any day on which the NYSE is open for business, except a day during which trading on the NYSE is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

VARIABLE LIFE ACCOUNT M. The Lincoln Life Flexible Premium Variable Life Account consisting of all Variable Sub-Account(s) invested in shares of the Fund(s). Variable Account assets are separate account assets of Lincoln Life, the Investment performance of which is kept separate from that of the general assets of Lincoln Life. Variable Account assets are not chargeable with the general liabilities of Lincoln Life.

VARIABLE ACCUMULATION UNIT. A unit of measure used to calculate the value of a Variable Sub-Account.

                      PREMIUM AND REINSTATEMENT PROVISIONS

PREMIUMS. The initial premium must be paid for coverage to be effective (see INSURANCE COVERAGE PROVISIONS, DATE OF COVERAGE). Additional premium may be paid, with the consent of Lincoln Life and subject to the requirements under ADDITIONAL PREMIUMS, at any time before the insured reaches Age 100. There is no minimum premium requirement. However, except as provided under the NO LAPSE PROVISION, the policy will lapse subject to the terms set forth in the GRACE PERIOD if the Net Accumulation Value is insufficient to pay a Monthly Deduction.

PAYMENT OF PREMIUM. The initial premium is payable at the Administrator Mailing Address or to an authorized representative of Lincoln Life. All subsequent premium payments are payable at the Administrator Mailing Address.

PLANNED PREMIUM. If the Owner chooses to make periodic premium payments, Lincoln Life shall send premium reminder notices In Writing for the amounts and with the frequency elected by the Owner. Changes in the amounts or frequency of such payments will be subject to the consent of Lincoln Life.

ADDITIONAL PREMIUM. In addition to any planned premium, it is possible to make additional premium payments of no less than $100 at any time before the Insured reaches Age 100. Lincoln Life reserves the right to limit the amount or frequency of any such additional premium payments. If a payment of any additional premium would increase the difference between the Death Benefit Proceeds and the Accumulation Value, Lincoln Life may reject the additional premium payment unless satisfactory evidence of insurability is furnished to Lincoln Life. If a payment of additional premium would cause the policy to cease to qualify as insurance for federal income tax purposes, Lincoln Life may reject all or such excess portion of the additional premium. Any additional payment received by Lincoln Life shall be applied to repay any outstanding loans and to that extent shall not be treated as premium, unless Lincoln Life is specifically instructed otherwise In Writing by the Owner.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed and/or Variable Sub-Accounts under the policy subject to POLICY SPECIFICATIONS, LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS. All Net Premium Payments received before the end of the Right-to-Examine Period shall be allocated upon the expiration of the Right-to-Examine Period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments shall be allocated on the same basis as the most recent Net Premium Payment unless Lincoln Life is otherwise instructed In Writing.



LN680                                                                         11

NO LAPSE PROVISION. If elected on the application, this policy includes a No Lapse Provision during the first 10 policy years. The No Lapse Premium due on or before each Monthly Anniversary Day is specified in the POLICY SPECIFICATIONS. As long as the sum of all premium payments less any indebtedness and partial surrenders is at least equal to the sum of the No Lapse Premiums due since the Date of Issue, the policy will not lapse during those years even if the Net Accumulation Value is insufficient to meet the Monthly Deductions.

A period of 61 days will be granted for payment of the No Lapse Premium if on any Monthly Anniversary Day it is determined that the No Lapse Premium requirement has not been met. At least 31 days before the end of that period, Lincoln Life will notify the Owner of the amount of premium necessary to maintain the No Lapse Provision.

The No Lapse Provision will terminate at the beginning of the 11th Policy Year, or sooner if (a) the No Lapse Premium requirements are not met, (b) there is an increase in the Specified Amount, or (c) there is a change in the Death Benefit Option. Once the No Lapse Provision is terminated, it cannot be reinstated. The No Lapse Provision applies for the first 10 policy years only. Continuing to pay the No Lapse Premium amount beyond the expiration of the no Lapse Provision does not guarantee that the policy will not lapse.

GRACE PERIOD. Except as provided under the NO LAPSE PROVISION. If on any Monthly Anniversary Day the Net Accumulation Value is insufficient to cover the current Monthly Deduction, or if the amount of indebtedness exceeds the Accumulation Value less the surrender charge(s), Lincoln Life shall send a notice In Writing to the Owner and any assignee of record. Such notice shall state the amount which must be paid to avoid termination. The Net Premium Payment due will be at least equal to (a) the amount by which the Monthly Deduction Amount exceeds the Net Accumulation Value, or (b) the amount by which the indebtedness exceeds the Accumulation Value less the surrender charge(s), and (c) enough additional premium to maintain the policy in force for at least two months.

If the amounts set forth in the notice are not paid to Lincoln Life on or before the day that is the later of (a) 31 days after the date of mailing of the notice, and (b) 61 days after the Monthly Anniversary Day with respect to which such notice applies (together, the "Grace Period"), then the policy shall terminate. All coverage under the policy will then lapse without value.

REINSTATEMENT. After the policy has lapsed due to the failure to make a necessary payment before the end of an applicable Grace Period, the policy may be reinstated provided (a) the policy has not been surrendered, (b) there is an application for reinstatement In Writing, (c) satisfactory evidence of insurability is furnished to Lincoln Life, (d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any accrued loan interest is paid. The reinstated policy shall be effective as of the Monthly Anniversary Day after the date on which Lincoln Life approves the application for reinstatement. The surrender charges set forth in SCHEDULE 1 will be reinstated as of the Policy Year in which the policy lapsed.


                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the POLICY SPECIFICATIONS. If no person is designated as Owner, the insured will be the Owner.

RIGHTS OF OWNER. While the insured is alive except as provided below and subject to any applicable state law, the Owner may exercise all rights and privileges under the policy including the right to: (a) release or surrender the policy to Lincoln Life, (b) agree with Lincoln Life to any change in or amendment to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.



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

          OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS (CONTINUED)

The Owner may exercise any rights and privileges under the policy without the consent, subject to any applicable state law, of any designated Beneficiary if the Owner has reserved the right to change the Benecificiary. If there is an assignment of the policy recorded with Lincoln Life, the Owner may exercise the rights and privileges under the policy only with the consent of the recorded assignee.

Unless provided otherwise, if the Owner is a person other then the Insured and dies before the Insured, all of the rights and privileges of the owner under the policy shag vast in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the date of transfer, the transferee shall become the Owner and shall have all the rights and privileges of the Owner. The Owner may revoke any transfer before the date of transfer.

A transfer, or a revocation of transfer, shall be In Writing and shall take effect the later of the date of transfer specified by the Owner or the date it is recorded by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on the recorded ownership of the policy shall be without prejudice to Lincoln Life.

Unless otherwise directed by the Owner, with the consent of any assignee recorded with Lincoln Life, a transfer shall not effect the interest of any Beneficiary designated before the date of transfer.

ASSIGNMENT. Assignment of the policy shall be In Writing and shall be effective when Lincoln Life receives it. Lincoln Life shall not be responsible for the validity or sufficiency of any assignment. An assignment of the policy shall remain effective only so long as the assignment remains in force. If an assignment so provides, it shall transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue shall be the person designated in the POLICY SPECIFICATIONS. Unless provided otherwise, the interest of any Beneficiary who dies before the Insured shall vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. The Beneficiary may be changed from time to time. Unless provided otherwise, the right to change the Beneficiary is reserved to the Owner. A request for change of Beneficiary shall be In Writing, signed by the Owner and, if the right to change the Beneficiary has not been reserved to the Owner, signed by the existing Beneficiary. A change of Beneficiary shall be effective, retroactive to the date of request, only when the change recorded by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on its records as to the identity of the Beneficiary shall be without prejudice to Lincoln Life.

                           VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND VARIABLE SUB-ACCOUNTS. Assets invested on a variable basis are hold in the separate account ("Variable Account") which is designated in the Definitions provision of the policy. The separate account was established by a resolution of Lincoln Life's Board of Directors as a "separate account" under the insurance law of the State of Indiana, Lincoln Life's state of domicile and is registered as a unit investment trust under the 1940 Act. The assets of the Variable Account (except assets in excess of the reserves and other contract liabilities of the Variable Account) shall not be chargeable with liabilities arising out of any other business conducted by Lincoln Life and the income, gains or losses from the Variable Account assets shall be credited or charged against the Variable Account without regard to the income, gains or losses of Lincoln Life. The Variable Account assets are owned and controlled exclusively by Lincoln Life, and Lincoln Life is not a trustee with respect to such assets.



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

                     VARIABLE ACCOUNT PROVISIONS (CONTINUED)

The Variable Account is divided into Variable Sub-Accounts. The assets of each Variable Sub-Account shall be invested fully and exclusively in shares of the appropriate Fund for such Variable Sub-Account. The investment performance of each Variable Sub-Account shall reflect the investment performance of the appropriate Fund. For each Variable Sub-Account, Lincoln Life shall maintain Variable Accumulation Units as a measure of the investment performance of the Fund shares held in such Variable Sub-Account.

Subject to any vote by persons entitled to vote thereon under the 1940 Act, Lincoln Life may elect to operate the Variable Account as a management company instead of a unit investment trust under the 1940 Act or, if registration under the 1940 Act is no longer required, to deregister the Variable Account. In the event of such a change, Lincoln Life shall endorse the policy to reflect the change and may take any other necessary or appropriate action required to effect the change. Any changes in the investment policies of the Variable Account shall first be approved by the Indiana Insurance Commissioner and approved or filed, as required, in any other state or other jurisdiction where the policy was issued.

INVESTMENTS OF THE VARIABLE SUB-ACCOUNTS. All amounts allocated or transferred to a Variable Sub-Account will be used to purchase shares of the appropriate Fund. Each Fund shall at all times be registered under the 1940 Act as an open-end management investment company. The Funds available for investment and for which Variable Sub-Accounts have been established as of the Date of Issue are listed in the application for the policy. Lincoln Life, after due consideration of appropriate factors, may add additional Funds at any time or may eliminate or substitute Funds in accordance with FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by Lincoln Life from a Variable Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

INVESTMENT RISK. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. If a particular Fund ceases to be available for investment by the Variable Account, or Lincoln Life determines that further investment in the particular Fund is not appropriate in view of the purposes of the Variable Account (including without limitation that it is not appropriate in light of legal, regulatory or federal income tax considerations), Lincoln Life may withdraw the particular Fund as a possible investment in the Variable Account and may substitute shares of a new or different Fund for shares of the withdrawn Fund. Lincoln Life shall obtain any necessary regulatory or other approvals. Lincoln Life may make appropriate endorsements to the policy to the extent reasonably required to reflect any withdrawal or substitution.

                            POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) the amount of any partial surrenders, (c) any increases or decreases as a result of market performance in the Variable Sub-Accounts, (d) interest credited under the Fixed Account, (e) interest credited under the Loan Account, and (f) all expenses and fees as specified under SCHEDULE 2.



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

                      POLICY VALUES PROVISIONS (CONTINUED)

FIXED ACCOUNT VALUE. The Fixed Account value, if any, with respect to the policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the portion of the Monthly Deductions applied to the Fixed Account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. Lincoln Life will credit interest to the Fixed Account daily. The interest rate applied to the fixed account will be the greater of; (a) a compounded daily rate of 0.010746% (equivalent to a compounded annual rate of 4%), or (b) a rate determined by Lincoln Life from time to time. Such rate will be established on a prospective basis.

LOAN ACCOUNT VALUE. The Loan Account value, if any, with respect to the policy, is the amount of any outstanding loan(s), including any interest charged on the loan(s). (SEE LOAN PROVISIONS, LOAN ACCOUNT.)

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The annual rate at which interest is credited on the Loan Account Value will be 7%.

VARIABLE ACCOUNT VALUE. The Variable Account value, if any, with respect to the policy, for any Valuation Period is equal to the sum of the then stated values of all Variable Sub-Accounts under the policy. The stated value of each Variable Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Sub-Account with respect to the policy by the Variable Accumulation Unit Value of the particular Variable Sub-Account for such Valuation Period.

VARIABLE ACCUMULATION UNIT VALUE. Net Premium Payments, or portions thereof, allocated, or amounts transferred, to each Variable Sub-Account are converted into Variable Accumulation Units. The Variable Accumulation Unit value for a Variable Sub-Account for any Valuation Period after the inception of the Variable Sub-Account is determined as follows:

1. The total value of Fund shares held in the Variable Sub-Account is calculated by multiplying the number of Fund shares owned by the Variable Sub-Account at the beginning of the Valuation Period by the net asset value per share of the Fund at the end of the Valuation Period and adding any dividend or other distribution of the Fund made during the Valuation Period; minus

2. The liabilities of the Variable Sub-Account at the end of the Valuation Period; such liabilities include daily charges imposed on the Variable Sub-Account and may include a charge or credit with respect to any taxes paid or reserved for by Lincoln Life that Lincoln Life determines result from the operations of the Variable Account; and

3. The result of (1) minus (2) is divided by the number of Variable Accumulation Units for that Variable Sub-Account outstanding at the beginning of the Valuation Period.

The daily charges imposed on a Variable Sub-Account for any Valuation Period are equal to the M&E charge multiplied by the number of calendar days in the Valuation Period.

The Variable Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.



LN680                                                                         15

COST OF INSURANCE. The Cost of insurance is determined monthly. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

(1)  is the Cost of Insurance Rate as described in COST OF INSURANCE RATES,

(2) is the Death Benefit at the beginning of the policy month, divided by 1.0032737, and

(3) is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly Cost of Insurance.

COST OF INSURANCE RATES. The Cost of Insurance Rates are determined from time to time by Lincoln Life based on its expectations of future mortality and vary as set forth in SCHEDULE 3. The actuarial formula used to make such determination has been filed with the insurance supervisory official of the jurisdiction in which the policy is delivered. Any change in Cost of Insurance Rates will apply to all individuals of the same class as the Insured. The Cost of Insurance Rates shall not exceed the amounts described in SCHEDULE 3.

MONTHLY DEDUCTION. Each month, on the Monthly Anniversary Day, Lincoln Life will deduct the Monthly Deduction by withdrawing the amount from the Fixed and Variable Sub-Accounts in proportion to which the balances invested in such Fixed and Variable Sub-Accounts bear to the Net Accumulation Value as of the date on which the deduction is made, unless otherwise agreed In Writing by Lincoln Life and the Owner. The Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE (1) is the Cost of Insurance (as described in COST OF INSURANCE) and the cost of any supplemental riders or optional benefits, and

CHARGE (2) is the Monthly Administrative Fee as described under SCHEDULE 2,

BASIS OF COMPUTATIONS. The Cost of Insurance Rates are guaranteed to be no greater than that calculated based on the applicable 1960 Commissioners Standard Ordinary Mortality Table (Age nearest birthday).

All policy values are at least equal to that required by the jurisdiction in which the policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.


                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while the policy is in force, other than during the Right-to-Examine Period, the Owner has the right to transfer amounts among the Fixed and Variable Sub-Accounts then available under the policy. All such transfers are subject to the following provisions. Transfers may be made In Writing, or by telephone if telephone transfers have been previously authorized In Writing. Transfer requests must be received at the Administrator Mailing Address prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. Lincoln Life shall not be responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.



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

                    TRANSFER PRIVILEGE PROVISION (CONTINUED)

Transfers from the Fixed Account are subject to the POLICY SPECIFICATIONS, LIMITS ON TRANSFERS. Transfers to the Fixed Account will earn interest as specified under POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT. Transfers involving Variable Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Variable Sub-Account for the Valuation Period during which the transfer is effective.

Unless otherwise changed by Lincoln Life to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfer requests may be made during any Policy Year without charge, however, for each transfer request in excess of 12, a transfer fee as set forth in SCHEDULE 2 may be deducted on a pro-rata basis from the Fixed and/or Variable Sub-Accounts from which the transfer is being made; (b) The amount being transferred may not be less than $50 unless the entire value of the Fixed or Variable Sub-Account is being transferred; (c) The amount being transferred may not exceed Lincoln Life's maximum amount limit then in affect; (d) Transfers among the Variable Sub-Accounts or from a Variable Sub-Account to the Fixed Account can be made at any time; (e) Transfers involving Variable Sub-Account(s) shall be subject to such additional terms and conditions as may be Imposed by the Funds; and
(f) Any value remaining in the Fixed or a Variable Sub-Account following a transfer may not be less then $100.



                  NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER. Surrender of the policy is effective on the business day of receipt by Lincoln Life of the policy and a request for surrender in Writing, provided that at the time of such receipt the policy is in force.

SURRENDER VALUE. The amount payable on surrender of the policy (the "Surrender Value") shall be the Net Accumulation Value less any accrued loan interest not yet charged, and less any Surrender Charges as determined under the provision of
SCHEDULE 1.

The Surrender Value shall be paid by Lincoln Life in a lump sum or as provided under the OPTIONAL METHODS OF SETTLEMENT rider. Any deferment of payments by Lincoln Life will be subject to GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

CONTINUATION OF COVERAGE. Unless otherwise agreed to by the Owner and Lincoln Life, if the Insured is still living at Age 100 and the policy has not lapsed or been surrendered, the Variable Account value, if any, will be transferred to the Fixed Account on the next Monthly Anniversary Day after the Insured becomes Age 100. Lincoln Life will continue to credit interest to the Accumulation Value as defined in POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT, and no further Monthly Deductions will be made. The policy will remain in force until it is surrendered or the Death Benefit Proceeds become payable.

PARTIAL SURRENDER. A partial surrender may be made from the policy on any Valuation Day in accordance with the following as long as the policy is in force. A partial surrender must be requested in Writing or, if previously authorized, by telephone. A partial surrender may only be made if the amount of the partial surrender, excluding the transaction fee as specified in
SCHEDULE 1, (a) is not less than $500; (b) is not more than 90% of the Surrender Value of the policy as of the end of the Valuation Period ending on the Valuation Day on which the request is accepted by Lincoln Life; and (c) would not cause the Specified Amount to decline below the Minimum Specified Amount set forth in the POLICY SPECIFICATIONS. The amount of the partial surrender and the transaction fee shall be withdrawn from the Fixed and/or Variable Sub-Accounts in proportion to the balances invested in such Sub-Accounts.



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

            NONFORFEITURE AND SURRENDER VALUE PROVISIONS (CONTINUED)

Any surrender results in a withdrawal of funds from all of the Fixed and/or Variable Sub-Accounts which have balances allocated to them. Any surrender from a Variable Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which the Variable Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value of the Variable Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT. As of the end of the Valuation Day on which there is a partial surrender, (a) the Accumulation Value shall be reduced by the sum of (i) the amount of the partial surrender, plus (ii) the transaction fee specified in SCHEDULE 1; and
(b) if DEATH BENEFIT OPTION 1 is in effect, the Specified Amount shall be reduced by the amount of the partial surrender.



                                LOAN PROVISIONS

POLICY LOANS. If the policy has Surrender Value, Lincoln Life will grant a loan against the policy provided: (a) a proper loan agreement is executed and
(b) a satisfactory assignment of the policy to Lincoln Life is made. The loan may be for any amount up to 100% of the then current Surrender Value; however, Lincoln Life reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of an amount equal to the then current Accumulation Value less the surrender charge(s) as set forth under
SCHEDULE 1. The amount borrowed will be paid within seven days of Lincoln Life's receipt of such request, except as Lincoln Life may be permitted to defer the payment of amounts as specified under GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

The minimum loan amount is $500. Lincoln Life reserves the right to modify this amount in the future. Lincoln Life will withdraw such loan from the Fixed and/or Variable Sub-Accounts in proportion to the then current account values, unless the Owner instructs Lincoln Life otherwise in Writing.

LOAN ACCOUNT. The amount of any loan will be transferred out of the Fixed and/or Variable Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

LOAN REPAYMENT. The outstanding loan balance (i.e. indebtedness) may be repaid at any time during the lifetime of the insured, however, the minimum loan repayment is $100 or the amount of the outstanding indebtedness, if less. The Loan Account will be reduced by the amount of any loan repayment. Any repayment of indebtedness, other than loan interest, will be allocated to the Fixed and/or Variable Sub-Accounts in the same proportion in which Net Premium Payments are currently allocated, unless the Owner and Lincoln Life agree otherwise in Writing.

INTEREST RATE CHARGED ON LOAN ACCOUNT. Interest charged on the Loan Account will be at a rate equivalent to 8% per year, payable in arrears.

Interest charged on the Loan Account is payable annually on each Policy Anniversary or as otherwise agreed in Writing by the Owner and Lincoln Life. Such loan interest amount, if not paid when due, will be transferred out of the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value and into the Loan Account, unless both the Owner and Lincoln Life agree otherwise.

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon but not yet charged. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and may have a permanent effect on the Death Benefit Proceeds. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the than current Net Accumulation Value.



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

                          LOAN PROVISIONS (CONTINUED)

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less any applicable surrender charge(s), a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid. The policy will thereupon terminate without value at the end of the grace period subject to the conditions in PREMIUM AND REINSTATEMENT PROVISIONS, GRACE PERIOD.

                         INSURANCE COVERAGE PROVISIONS

DATE OF COVERAGE. The date of coverage will be the Date of Issue provided the initial premium has been paid and the policy accepted by the Owner (a) while the Insured is alive, and (b) prior to any change in health and insurability as represented In the application.

For any insurance that has been reinstated, the date of coverage will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by Lincoln Life, provided the Insured is alive on such day. (SEE PREMIUM AND REINVESTMENT PROVISIONS, REINSTATEMENT.)

TERMINATION OF COVERAGE. All coverage under the policy terminates on the first to occur of the following:

1.   Surrender of the policy;

2.   Death of the Insured; or

3. Failure to pay the amount of premium necessary to avoid termination before the end of any applicable Grace Period.

No action by Lincoln Life after such a termination of the policy, including any Monthly Deduction made after termination of coverage, shall constitute a reinstatement of the policy or waiver of the termination. Any such deduction will be refunded.

DEATH BENEFIT PROCEEDS. If the Insured dies while the policy is in force, Lincoln Life shall pay Death Benefit Proceeds equal to the sum of the greater of (i) the amount determined under the Death Benefit Option in effect at the time of the Insured's death, or (ii) an amount determined by Lincoln Life equal to that required by the Internal Revenue Code to maintain the contract as a life insurance policy. (SEE SCHEDULE 4.)

DEATH BENEFIT OPTIONS. Following are the Death Benefit Options available under the policy:

    DEATH BENEFIT OPTION 1:

    THE SPECIFIED AMOUNT. The Specified Amount on the date of death, less any indebtedness and partial surrenders.

    DEATH BENEFIT OPTION 2:

    SUM OF THE SPECIFIED AMOUNT AND THE ACCUMULATION VALUE. The sum of the Specified Amount plus the Net Accumulation Value on the date of death, less loan interest accrued, but not yet charged.



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

                   INSURANCE COVERAGE PROVISIONS (CONTINUED)

Unless DEATH BENEFIT OPTION 2 is elected, the Owner will be deemed to have elected DEATH BENEFIT OPTION 1.

CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTION. Unless provided otherwise, a change in Specified Amount or Death Benefit Option may be effected any time while this policy is in force, provided the request for change is In Writing and filed at the Administrator Mailing Address. All such changes are subject to the consent of Lincoln Life and the following conditions.

CHANGES IN SPECIFIED AMOUNT:
1. If a decrease in the Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows the receipt of the request provided any requirements, as determined by Lincoln Life, are met.

     In such event, Lincoln Life will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, Lincoln Life reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the POLICY SPECIFICATIONS.

2.   If an increase in the Specified Amount is requested:

     (a) a supplemental application must be submitted and evidence of insurability of the insured satisfactory to Lincoln Life must be furnished; and

     (b) any other requirements as determined by Lincoln Life must be met.

     If Lincoln Life approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by Lincoln Life and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed and/or Variable Sub-Accounts) of the first month's Cost of Insurance for the increase, provided the Insured is alive on such day.

CHANGES IN DEATH BENEFIT OPTION:
1.   On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:

     The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows the data of receipt of the request for change.

2.   On a change from DEATH BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:

     The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln Life will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.



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

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall, in the absence of fraud, be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION. The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln Life as soon as reasonably practicable after the death of the Insured. Such notice shall be given to Lincoln Life In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable
(a) upon the surrender of this policy, or (b) upon the Insured's death.

The amount payable upon receipt of due proof of death will be the Death Benefit Proceeds as of the date of death. (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable from the Administrator Mailing Address upon the Insured's death subject to the receipt of Due Proof of Death and will include interest as required by any applicable state law. If the death occurs during the GRACE PERIOD, Lincoln Life will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD, reduced by any overdue monthly deductions.

If the policy is surrendered, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

The proceeds are subject to the further adjustments described in the following provisions:

1.   Misstatement of Age or Sex;

2.   Incontestability; and

3.   Suicide.

When settlement is made, Lincoln Life may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln Life's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln Life reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln Life; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Insured is misstated, Lincoln Life will adjust all benefits to the amounts that would have been purchased for the correct age and sex according to the basis specified in
SCHEDULE 3.


LN680                                                                         21

SUICIDE. If the Insured commits suicide, within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less
(a) any Indebtedness against the policy and (b) the amount of any partial surrenders. If the Insured commits suicide, within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of the Insured for 2 years from its Date of Issue. This means that Lincoln Life will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of the Insured.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. Lincoln Life will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds,
(b) the current policy values, (c) premiums paid and all deductions made since the last report, and (d) outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES. Lincoln Life will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner at any time upon written request and payment of a service fee, if any.

CHANGE OF PLAN. This policy may be exchanged for another policy only if Lincoln Life consents to the exchange and all requirements for the exchange as determined by Lincoln Life are met.

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, Lincoln Life reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by Lincoln Life. Further, Lincoln
Life reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.

LN680                                                                         22

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

While the Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less then the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                                /s/ [ILLEGIBLE]

                                                         PRESIDENT


LR434 LL                                                                  Page 1

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - MALE


 Settlement age of   Number of installments certain
  payee nearest
    birthday                  60         120          180         240
---------------------------------------------------------------------

Age     Life Annuity
 10         $2.67          $ 2.67       $2.67       $2.87       $2.87
 11          2.69            2.69        2.69        2.88        2.88
 12          2.90            2.90        2.90        2.90        2.90
 13          2.92            2.92        2.91        2.91        2.91
 14          2.93            2.93        2.93        2.93        2.92

 15          2.95            2.95        2.95        2.94        2.94
 16          2.96            2.96        2.96        2.96        2.96
 17          2.98            2.98        2.98        2.98        2.97
 18          3.00            3.00        3.00        2.99        2.99
 19          3.02            3.02        3.01        3.01        3.01

 20          3.04            3.04        3.03        3.03        3.03
 21          3.06            3.05        3.05        3.05        3.05
 22          3.08            3.08        3.07        3.07        3.07
 23          3.10            3.10        3.09        3.09        3.09
 24          3.12            3.12        3.12        3.11        3.11

 25          3.14            3.14        3.14        3.14        3.13
 26          3.17            3.17        3.16        3.16        3.15
 27          3.19            3.19        3.19        3.19        3.18
 28          3.22            3.22        3.22        3.21        3.20
 29          3.25            3.25        3.24        3.24        3.23

 30          3.28            3.28        3.27        3.27        3.26
 31          3.31            3.31        3.30        3.30        3.29
 32          3.34            3.34        3.33        3.33        3.32
 33          3.37            3.37        3.37        3.36        3.35
 34          3.41            3.41        3.40        3.39        3.38

 35          3.44            3.44        3.44        3.43        3.41
 36          3.46            3.48        3.48        3.46        3.45
 37          3.52            3.52        3.52        3.50        3.48
 38          3.57            3.56        3.56        3.54        3.52
 39          3.61            3.61        3.60        3.58        3.56

 40          3.66            3.65        3.65        3.63        3.60
 41          3.71            3.70        3.69        3.67        3.64
 42          3.76            3.75        3.74        3.72        3.66
 43          3.81            3.81        3.79        3.77        3.73
 44          3.87            3.86        3.85        3.82        3.77

 45          3.93            3.92        3.90        3.87        3.82
 46          3.99            3.96        3.96        3.92        3.87
 47          4.05            4.05        4.02        3.98        3.92
 48          4.12            4.11        4.09        4.04        3.97
 49          4.19            4.18        4.15        4.10        4.03

 50          4.27            4.26        4.22        4.17        4.08
 51          4.34            4.33        4.30        4.23        4.14
 52          4.43            4.41        4.37        4.30        4.20
 53          4.51            4.50        4.45        4.37        4.26
 54          4.60            4.59        4.54        4.45        4.32

 55          4.70            4.68        4.62        4.53        4.39
 56          4.80            4.76        4.72        4.61        4.45
 57          4.91            4.89        4.82        4.69        4.51
 58          5.03            5.00        4.92        4.78        4.58
 59          5.15            5.12        5.03        4.87        4.65

 60          5.28            5.25        5.14        4.96        4.71
 61          5.43            5.39        5.27        5.06        4.78
 62          5.58            5.53        5.39        5.16        4.84
 63          5.74            5.69        5.53        5.26        4.90
 64          5.91            5.85        5.66        5.36        4.98

 65          6.10            6.03        5.81        5.46        5.02
 66          6.30            6.21        5.96        5.56        5.08
 67          6.51            6.41        6.12        5.66        5.13
 68          6.73            6.62        6.28        5.77        5.18
 69          6.97            6.84        6.44        5.86        5.23

 70          7.23            7.07        6.61        5.96        5.27
 71          7.51            7.32        6.79        6.05        5.31
 72          7.80            7.58        6.96        6.14        5.34
 73          8.12            7.85        7.14        6.23        5.37
 74          8.46            8.14        7.32        6.31        5.40

 75          8.82            8.45        7.50        6.38        5.42
 76          9.21            8.76        7.67        6.45        5.44
 77          9.63            9.10        7.84        6.51        5.45
 78         10.08            9.44        8.01        6.57        5.47
 79         10.56            9.80        8.17        6.62        5.48

 80         11.07           10.17        8.33        6.66        5.49
 81         11.62           10.56        8.48        6.70        5.49
 82         12.20           10.94        8.61        6.73        5.50
 83         12.82           11.33        8.74        6.76        5.50
 84         13.47           11.73        8.86        6.79        5.51

 85         14.17           12.12        8.97        6.81        5.51


LR434                                                                   Page 2

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - FEMALE


 Settlement age of   Number of installments certain
  payee nearest
    birthday                  60         120          180         240
---------------------------------------------------------------------

Age     Life Annuity
 10         $2.80          $ 2.80       $2.80       $2.80       $2.80
 11          2.81            2.81        2.81        2.81        2.81
 12          2.82            2.82        2.82        2.82        2.82
 13          2.83            2.83        2.83        2.83        2.83
 14          2.85            2.85        2.85        2.84        2.84

 15          2.86            2.86        2.86        2.86        2.86
 16          2.87            2.87        2.87        2.87        2.87
 17          2.89            2.89        2.89        2.88        2.88
 18          2.90            2.90        2.90        2.90        2.90
 19          2.92            2.92        2.92        2.91        2.91

 20          2.93            2.93        2.93        2.93        2.93
 21          2.95            2.95        2.95        2.95        2.94
 22          2.96            2.96        2.96        2.96        2.96
 23          2.98            2.98        2.98        2.98        2.98
 24          3.00            3.00        3.00        3.00        2.99

 25          3.02            3.02        3.02        3.02        3.01
 26          3.04            3.04        3.04        3.03        3.03
 27          3.06            3.06        3.06        3.06        3.05
 28          3.08            3.08        3.08        3.08        3.07
 29          3.10            3.10        3.10        3.10        3.09

 30          3.13            3.13        3.12        3.12        3.12
 31          3.15            3.15        3.15        3.14        3.14
 32          3.18            3.18        3.17        3.17        3.16
 33          3.20            3.20        3.20        3.20        3.19
 34          3.23            3.23        3.23        3.22        3.22

 35          3.26            3.26        3.26        3.25        3.24
 36          3.29            3.29        3.29        3.28        3.27
 37          3.32            3.32        3.32        3.31        3.30
 38          3.35            3.35        3.35        3.34        3.33
 39          3.39            3.39        3.38        3.38        3.37

 40          3.42            3.42        3.42        3.41        3.40
 41          3.46            3.46        3.46        3.45        3.43
 42          3.50            3.50        3.50        3.49        3.47
 43          3.54            3.54        3.54        3.53        3.51
 44          3.59            3.59        3.58        3.57        3.55

 45          3.64            3.63        3.63        3.61        3.59
 46          3.68            3.68        3.67        3.66        3.63
 47          3.73            3.73        3.72        3.71        3.68
 48          3.79            3.79        3.77        3.76        3.72
 49          3.84            3.84        3.83        3.81        3.77

 50          3.90            3.90        3.89        3.86        3.82
 51          3.97            3.96        3.95        3.92        3.88
 52          4.03            4.03        4.01        3.98        3.93
 53          4.10            4.10        4.08        4.04        3.99
 54          4.18            4.17        4.15        4.11        4.04

 55          4.25            4.25        4.22        4.18        4.11
 56          4.34            4.33        4.30        4.25        4.17
 57          4.42            4.41        4.38        4.32        4.23
 58          4.52            4.51        4.47        4.40        4.30
 59          4.61            4.60        4.56        4.46        4.37

 60          4.72            4.70        4.66        4.57        4.44
 61          4.83            4.81        4.76        4.66        4.51
 62          4.95            4.93        4.87        4.75        4.58
 63          5.06            5.05        4.98        4.85        4.65
 64          5.21            5.18        5.10        4.95        4.72

 65          5.36            5.32        5.22        5.05        4.79
 66          5.51            5.47        5.36        5.16        4.86
 67          5.67            5.63        5.50        5.26        4.93
 68          5.85            5.80        5.65        5.37        5.00
 69          6.04            5.98        5.80        5.49        5.06

 70          6.25            6.18        5.97        5.60        5.12
 71          6.47            6.39        6.14        5.71        5.18
 72          6.71            6.62        6.32        5.83        5.23
 73          6.96            6.86        6.50        5.94        5.28
 74          7.26            7.12        6.69        6.04        5.32

 75          7.57            7.40        6.89        6.14        5.35
 76          7.90            7.69        7.09        6.24        5.39
 77          8.26            8.01        7.29        6.33        5.41
 78          8.65            8.34        7.49        6.41        5.43
 79          9.05            8.70        7.69        6.49        5.45

 80          9.54            9.07        7.89        6.55        5.47
 81         10.03            9.47        8.05        6.61        5.48
 82         10.58            9.88        8.26        6.66        5.49
 83         11.16           10.31        8.43        6.70        5.49
 84         11.80           10.75        8.59        6.74        5.50

 85         12.48           11.20        8.74        6.77        5.50


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED


 Number of years                        Amount of each instalment
  during which
instalments will be
     paid                               Annual            Monthly
-----------------------------------------------------------------

       5                                $211.99           $17.91
       6                                 179.22            15.14
       7                                 155.83            13.16
       8                                 138.31            11.68
       9                                 124.69            10.53
      10                                 113.62             9.61
      11                                 104.83             8.86
      12                                  97.54             8.24
      13                                  91.29             7.71
      14                                  85.95             7.26
      15                                  81.33             6.67
      16                                  77.29             6.53
      17                                  73.74             6.23
      18                                  70.59             5.96
      19                                  67.78             5.73
      20                                  65.26             5.51
      25                                  55.76             4.71
      30                                  49.53             4.18



LR434                                                                   Page 3

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY


  Non-participating Variable life insurance payable upon death of the Insured.
                           Adjustable Death Benefit.
             Surrender Value payable upon surrender of the policy.
         Flexible premiums payable to when the Insured reaches Age 100.
                Investment results reflected in policy benefits.
                  Premium Payments and Supplementary Coverages
                     as shown in the Policy Specifications.


LN680

         SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)



SPECIAL NOTE:  The monthly Cost of Insurance Rate charged under the policy varies based on the Age, duration and premium class of the person Insured, but will not exceed the rates shown in the table below. However, in determining the Guaranteed Maximum Cost of Insurance Rates, Lincoln Life will add to the rates below the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the POLICY SPECIFICATIONS. If the person insured is in a rated premium class, the Guaranteed Maximum Cost of Insurance Rates, will be those in the table multiplied by the Risk Factor, if any, shown in the POLICY SPECIFICATIONS. The rates below are based on the 1980 CSO Table B.

               MONTHLY                   MONTHLY                   MONTHLY
    AGE         RATE        AGE           RATE        AGE           RATE
------------------------  ------------------------  ------------------------
     0         0.32677       35          0.16836       70          2.97466
     1         0.08667       36          0.17837       71          3.25640
     2         0.07917       37          0.19170       72          3.58279
     3         0.07834       38          0.20588       73          3.95978
     4         0.07584       39          0.22338       74          4.38330
------------------------  ------------------------  ------------------------
     5         0.07251       40          0.24173       75          4.84334
     6         0.06917       41          0.26340       76          5.33245
     7         0.06584       42          0.28508       77          5.84227
     8         0.06250       43          0.31010       78          6.36948
     9         0.06084       44          0.33428       79          6.92851
------------------------  ------------------------  ------------------------
    10         0.06000       45          0.36263       80          7.54229
    11         0.06250       46          0.39182       81          8.22883
    12         0.06917       47          0.42268       82          9.01216
    13         0.07834       48          0.46437       83          9.90124
    14         0.09001       49          0.49107       84         10.87533
------------------------  ------------------------  ------------------------
    15         0.10334       50          0.53028       85         11.92213
    16         0.11585       51          0.57533       86         13.01471
    17         0.12752       52          0.62539       87         14.15507
    18         0.13502       53          0.68297       88         15.33494
    19         0.14085       54          0.74722       89         16.56493
------------------------  ------------------------  ------------------------
    20         0.14502       55          0.81566       90         17.85746
    21         0.14585       56          0.88996       91         19.23899
    22         0.14419       57          0.96593       92         20.76665
    23         0.14252       58          1.04609       93         22.49837
    24         0.14085       59          1.13211       94         24.70915
------------------------  ------------------------  ------------------------
    25         0.13752       60          1.22817       95         27.82758
    26         0.13585       61          1.33511       96         32.78845
    27         0.13418       62          1.45796       97         41.45783
    28         0.13418       63          1.59922       98         57.95663
    29         0.13585       64          1.75725       99         83.33333
------------------------  ------------------------  ------------------------
    30         0.13752       65          1.92955
    31         0.14169       66          2.11195
    32         0.14585       67          2.30614
    33         0.15252       68          2.50878
    34         0.15919       69          2.72909
------------------------  ------------------------


LN680                                NW-U                                   7

                     SCHEDULE 4: CORRIDOR PERCENTAGES TABLE

As of the Date of Issue of this policy the formula in effect to determine the amount under item (ii) of INSURANCE COVERAGE PROVISIONS; DEATH BENEFIT PROCEEDS Is based on a percent of the Accumulation Value as determined from the following table:

                       CORRIDOR                                   CORRIDOR
     AGE              PERCENTAGE              AGE                PERCENTAGE
 ------------        ------------         ------------          ------------
     0-40                 250%                 70                   115%
      41                  243                  71                   113
      42                  236                  72                   111
      43                  229                  73                   109
      44                  222                  74                   107
 ------------        ------------         ------------          ------------
      45                  215                  75                   105
      46                  209                  76                   105
      47                  203                  77                   105
      48                  197                  78                   105
      49                  191                  79                   105
 ------------        ------------         ------------          ------------
      50                  185                  80                   105
      51                  178                  81                   105
      52                  171                  82                   105
      53                  164                  83                   105
      54                  157                  84                   105
 ------------        ------------         ------------          ------------
      55                  150                  85                   105
      56                  146                  86                   105
      57                  142                  87                   105
      58                  138                  88                   105
      59                  134                  89                   105
 ------------        ------------         ------------          ------------
      60                  130                  90                   105
      61                  128                  91                   104
      62                  126                  92                   103
      63                  124                  93                   102
      64                  122                  94                   101
 ------------        ------------         ------------          ------------
      65                  120                  95                   100
      66                  119                  96                   100
      67                  118                  97                   100
      68                  117                  98                   100
      69                  116                  99                   100
 ------------        ------------         ------------          ------------


LN680                                                                          8

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall, in the absence of fraud, be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION. The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln Life as soon as reasonably practicable after the death of the Insured. Such notice shall be given to Lincoln Life In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable (a) upon the surrender of this policy, or (b) upon the Insured's death.

The amount payable upon receipt of due proof of death will be the Death Benefit Proceeds as of the date of death. (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable from the Administrator Mailing Address upon the Insured's death subject to the receipt of Due Proof of Death and will include interest as required by any applicable state law. If the death occurs during the GRACE PERIOD, Lincoln Life will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD, reduced by any overdue monthly deductions.

If the policy is surrendered, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

The proceeds are subject to the further adjustments described in the following provisions:

1. Misstatement of Age;

2. Incontestability; and

3. Suicide.

When settlement is made, Lincoln Life may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln Life's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln Life reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln Life; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE. If the age of the Insured is misstated, Lincoln Life will adjust all benefits to the amounts that would have been purchased for the correct age according to the basis specified in SCHEDULE 3.



LN680                                NW-U                                     21

SUICIDE. If the Insured commits suicide, within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the Insured commits suicide, within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of the Insured for 2 years from its Date of Issue. This means that Lincoln Life will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of the Insured.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. Lincoln Life will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds, (b) the current policy values, (c) premiums paid and all deductions made since the last report, and (d) outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES. Lincoln Life will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner at any time upon written request and payment of a service fee, if any.

CHANGE OF PLAN. This policy may be exchanged for another policy only if Lincoln Life consents to the exchange and all requirements for the exchange as determined by Lincoln Life are met.

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, Lincoln Life reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by Lincoln Life. Further, Lincoln Life reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.



LN680                                                                         22

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

While the Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% Interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for so long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                                     /s/Illegible
                                                      PRESIDENT



LR435LL                                                                   Page 1

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - UNISEX
------------------------------------------------------------------------------------------------------------------------------------

 SETTLEMENT AGE OF       NUMBER OF INSTALMENTS CERTAIN                  SETTLEMENT AGE OF       NUMBER OF INSTALMENTS CERTAIN
   PAYEE NEAREST                                                          PAYEE NEAREST
      BIRTHDAY        60        120        180       240                     BIRTHDAY        60        120        180       240
------------------------------------------------------------------------------------------------------------------------------------
AGE   LIFE ANNUITY                                                     AGE   LIFE ANNUITY
 10      $2.84       $2.84     $2.84      $2.84     $2.83               35      $3.35       $3.35     $3.35      $3.34     $3.33
 11       2.85        2.85      2.85       2.85      2.85               36       3.39        3.39      3.38       3.36      3.36
 12       2.86        2.86      2.86       2.86      2.86               37       3.42        3.42      3.42       3.41      3.40
 13       2.88        2.88      2.88       2.87      2.87               38       3.46        3.46      3.46       3.45      3.43
 14       2.89        2.89      2.89       2.89      2.89               39       3.50        3.50      3.49       3.48      3.47

 15       2.91        2.90      2.90       2.90      2.90               40       3.54        3.54      3.54       3.52      3.50
 16       2.92        2.92      2.92       2.92      2.91               41       3.59        3.59      3.58       3.56      3.54
 17       2.94        2.94      2.93       2.93      2.93               42       3.63        3.63      3.62       3.61      3.58
 18       2.95        2.95      2.95       2.95      2.95               43       3.68        3.68      3.67       3.65      3.62
 19       2.97        2.97      2.97       2.96      2.96               44       3.73        3.73      3.72       3.70      3.67

 20       2.99        2.99      2.98       2.98      2.98               45       3.78        3.78      3.77       3.74      3.71
 21       3.00        3.00      3.00       3.00      3.00               46       3.84        3.84      3.82       3.79      3.76
 22       3.02        3.02      3.02       3.02      3.01               47       3.90        3.89      3.88       3.85      3.80
 23       3.04        3.04      3.04       3.04      3.03               48       3.96        3.95      3.93       3.90      3.85
 24       3.06        3.06      3.06       3.06      3.05               49       4.02        4.02      3.99       3.96      3.91

 25       3.08        3.08      3.08       3.08      3.07               50       4.09        4.08      4.06       4.02      3.96
 26       3.11        3.11      3.10       3.10      3.10               51       4.16        4.15      4.13       4.08      4.01
 27       3.13        3.13      3.13       3.12      3.12               52       4.23        4.22      4.20       4.15      4.07
 28       3.15        3.15      3.15       3.15      3.14               53       4.31        4.30      4.27       4.21      4.13
 29       3.18        3.18      3.17       3.17      3.16               54       4.39        4.36      4.35       4.28      4.19

 30       3.20        3.20      3.20       3.20      3.19               55       4.46        4.47      4.43       4.36      4.25
 31       3.23        3.23      3.23       3.22      3.22               56       4.57        4.56      4.51       4.43      4.32
 32       3.26        3.26      3.26       3.25      3.24               57       4.67        4.65      4.60       4.51      4.38
 33       3.29        3.29      3.29       3.28      3.27               58       4.78        4.76      4.70       4.60      4.45
 34       3.32        3.32      3.32       3.31      3.30               59       4.89        4.87      4.80       4.66      4.51

------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------
 SETTLEMENT AGE OF       NUMBER OF INSTALMENTS CERTAIN
   PAYEE NEAREST
      BIRTHDAY        60        120        180       240
-----------------------------------------------------------
AGE   LIFE ANNUITY
 60      $5.00       $4.98     $4.91      $4.77     $4.58
 61       5.13        5.10      5.02       4.87      4.65
 62       5.27        5.23      5.13       4.96      4.72
 63       5.41        5.37      5.26       5.06      4.79
 64       5.56        5.52      5.39       5.16      4.85

 65       5.73        5.68      5.52       5.27      4.92
 66       5.90        5.84      5.67       5.37      4.98
 67       6.09        6.02      5.82       5.48      5.04
 68       6.29        6.21      5.97       5.58      5.10
 69       6.51        6.41      6.13       5.69      5.15

 70       6.74        6.63      6.30       5.79      5.20
 71       6.99        6.86      6.47       5.90      5.25
 72       7.25        7.10      6.65       6.00      5.29
 73       7.54        7.36      6.83       6.09      5.33
 74       7.85        7.63      7.02       6.19      5.36

 75       8.19        7.92      7.21       6.27      5.39
 76       8.55        8.23      7.38       6.36      5.42
 77       8.93        8.66      7.58       6.43      5.44
 78       9.35        8.90      7.77       6.50      5.45
 79       9.80        9.26      7.95       6.56      5.47

 80      10.29        9.63      8.12       6.61      5.46
 81      10.81       10.02      8.29       6.66      5.49
 82      11.37       10.42      8.45       6.70      5.49
 83      11.98       10.83      8.60       6.74      5.50
 84      12.62       11.25      8.74       6.76      5.50

 85      13.31       11.67      8.86       6.79      5.51

-----------------------------------------------------------


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED


------------------------------------------------------------------------------------------------------------------------
    NUMBER OF YEARS       AMOUNT OF EACH INSTALMENT               NUMBER OF YEARS        AMOUNT OF EACH INSTALMENT
     DURING WHICH                                                  DURING WHICH
 INSTALMENTS WILL BE                                            INSTALMENTS WILL BE
         PAID              ANNUAL          MONTHLY                     PAID              ANNUAL          MONTHLY
------------------------------------------------------------------------------------------------------------------------
           5              $211.99          $17.91                       12              $97.54            $8.24
           6               179.22           15.14                       13               91.29             7.71
           7               155.83           13.16                       14               85.95             7.26
           8               138.31           11.68                       15               81.33             6.87
           9               124.69           10.53                       16               77.29             6.53
          10               113.82            9.61                       17               73.74             6.23
          11               104.93            8.86                       18               70.59             5.96
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
    NUMBER OF YEARS       AMOUNT OF EACH INSTALMENT
     DURING WHICH
  INSTALMENTS WILL BE
         PAID              ANNUAL          MONTHLY
------------------------------------------------------------
          19              $67.78            $5.73
          20               65.26             5.51
          25               55.76             4.71
          30               49.53             4.18


------------------------------------------------------------



LR435                                                                     Page 2